                                                                    EXHIBIT 10.1

                THIRD AMENDMENT AND WAIVER TO SECOND AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

            THIS THIRD  AMENDMENT  AND  WAIVER TO SECOND  AMENDED  AND  RESTATED
REVOLVING  CREDIT AGREEMENT (this  "AMENDMENT")  made as of February 7, 2003, by and among NUCO2 INC., a Florida  corporation (the  "COMPANY"),  SUNTRUST BANK, a
Georgia  banking  corporation,  as successor by merger to SunTrust  Bank,  South
Florida,  National  Association  ("SUNTRUST"),   the  other  banks  and  lending
institutions  which become "Lenders" as provided in the Credit Agreement defined below (SunTrust and such other banks and lending institutions, collectively, the
"LENDERS"),  HELLER FINANCIAL, INC., a Delaware corporation,  in its capacity as
Syndication  Agent (the  "SYNDICATION  AGENT"),  BNP PARIBAS,  a French  banking
organization   acting   through  its  New  York  branch,   in  its  capacity  as
Documentation  Agent (the "DOCUMENTATION  AGENT"),  and SUNTRUST BANK, a Georgia
banking  corporation,  as successor by merger to SunTrust  Bank,  South Florida,
National  Association,  in its capacity as Administrative  Agent for the Lenders
(the "ADMINISTRATIVE AGENT"), as Issuing Bank (the "ISSUING BANK"), and as Swing
Line Lender (the "SWING LINE LENDER").

                             PRELIMINARY STATEMENTS:

            The Company,  the Syndication  Agent, the  Documentation  Agent, the
Administrative  Agent,  the Issuing Bank,  the Swing Line Lender and the Lenders
are  parties to that  certain  Second  Amended  and  Restated  Revolving  Credit
Agreement  dated as of  September  24, 2001,  as amended by that  certain  First
Amendment and Waiver to Second Amended and Restated  Revolving  Credit Agreement
dated as of May 10, 2002 and that certain Second  Amendment and Waiver to Second
Amended and Restated  Revolving  Credit Agreement dated as of September 27, 2002
(the "CREDIT  AGREEMENT";  capitalized  terms used herein and not defined herein shall have the meanings assigned to them in the Credit  Agreement),  pursuant to which the Lenders, the Administrative Agent, the Issuing Bank and the Swing Line
Lender agreed to make and continue to make certain  financial  accommodations to the Company;

            The Company  has  requested,  and the  Lenders,  the  Administrative
Agent,  the Issuing Bank and the Swing Line Lender have agreed to amend  certain financial  covenants  and to make  certain  other  amendments  on the  terms and subject to the conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  the parties hereto,  intending to be legally bound, agree as follows:

1.          AMENDMENTS TO CREDIT AGREEMENT.

            a.  Section 1.01 of the Credit  Agreement  is hereby  amended by (i)
     deleting  the  definitions  of  "Letter of Credit  Fee",  "Letter of Credit
     Obligations",  "Letter of Credit  Subcommitment" and "Letters of Credit" in
     their   entirety,   and  (ii)   replacing  the   definitions   of  "Capital
     Expenditures",   "Loan   Documents",    "Obligations",    "Revolving   Loan
     Commitment", "Total Debt" and "Total Commitments" with the following:

            "CAPITAL EXPENDITURES" shall mean, for any period, expenditures made by  the  Company  and  its  Subsidiaries  to  acquire  or  construct property, plant and equipment (including renewals,  improvements and replacements, but excluding repairs and customer account commissions paid) during such period  computed in accordance  with GAAP,  but in each case net of any loss from the  disposal  of,  or  write-off  or reserve  against  fixed  assets  during  such  period of  previously capitalized  costs to the  extent  such loss,  write-off  or reserve reflects charges against income.

            "LOAN  DOCUMENTS"  shall  mean  this  Agreement,  each  Exhibit  and
            Schedule to this Agreement,  the Notes, the Guaranty Documents,  the
            Security Documents, and each other document, instrument, certificate and opinion executed and delivered in connection with the foregoing, each as amended,  restated,  supplemented or otherwise modified from time to time as provided in SECTION 10.02.

            "OBLIGATIONS"  shall  mean all  amounts  owing  to any  Agent or any
            Lender  pursuant  to the terms of this  Agreement  or any other Loan
            Document,  including without limitation, all Advances (including all principal and interest  payments due  thereunder),  Fees,  expenses,
            indemnification    and   reimbursement    payments,    indebtedness,
            liabilities,  and  obligations of the Company and its  Subsidiaries, covenants and duties of the Company to the Lenders and the Agents of every kind, nature and description,  direct or indirect, absolute or contingent,  due or not due,  in  contract  or tort,  liquidated  or unliquidated,  arising under this  Agreement or under the other Loan
            Documents,  by  operation  of  law or  otherwise,  now  existing  or hereafter  arising or whether or not for the payment of money or the performance or the  nonperformance  of any act,  including,  but not limited  to, all debts,  liabilities  and  obligations  owing by the
            Company to others which the Lenders may have  obtained by assignment or  otherwise,  and all  damages  which the  Company  may owe to the
            Lenders and the Agents by reason of any breach by the Company of any representation,  warranty, covenant, agreement or other provision of this Agreement or of any other Loan Document.

            "REVOLVING LOAN COMMITMENTS" shall mean, for any Lender at any time, the revolving credit facility  severally  established by such Lender in favor of the Company pursuant to SECTION 2.01, as the same may be increased  or  decreased  from  time  to  time  as a  result  of any reduction  thereof pursuant to SECTION 2.12, any assignment  thereof pursuant to SECTION  10.08,  or any  amendment  thereof  pursuant to
            SECTION 10.02.

            "TOTAL DEBT" shall mean, at any time, all then currently outstanding obligations,  liabilities  and  indebtedness  of the Company and its
            Subsidiaries  on a consolidated  basis of the types described in the definition  of  INDEBTEDNESS  (other than as described in subsection
            (x) thereof),  including,  but not limited to, all Revolving  Loans, and Swing Line Loans under the Loan Documents.

            "TOTAL  COMMITMENTS"  shall  mean,  at  any  time,  the  sum  of the
            Revolving  Loan  Commitments,  and in the  case  of the  Swing  Line
            Lender, the Swing Line Subcommitment.

            b. Section 1.01 of the Credit Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order:

            "BUDGET"  shall mean that  certain  budget,  dated as of February 5,
            2003,  delivered to the Administrative  Agent and attached hereto as
            EXHIBIT L.

            "FIXED  CHARGE  COVERAGE  RATIO"  shall  mean,  as of  any  date  of determination, the ratio of (a) the difference of (1) EBITDA for the four preceding  Fiscal Quarters MINUS (2) Capital  Expenditures  for
            the four preceding Fiscal Quarters,  to (b) Interest Expense for the four preceding Fiscal Quarters.

            "MAXIMUM PERMITTED REVOLVER  OUTSTANDING  AMOUNT" shall mean, at any time, the lesser of (a) the Total Commitments then in effect,  MINUS
            $2,000,000;  and (b) the maximum  principal  balance that could have been outstanding under the Revolving Loan Commitment  (including all outstanding  Revolving  Loans and Swingline  Loans) as of the end of
            the most recent  Fiscal  Quarter for which the Company has delivered financial statements to the Administrative Agent pursuant to Section
            5.03,  such that the Company would have had  outstanding the maximum
            Total  Debt and  Senior  Debt,  as the case may be,  that would have allowed the Company to remain in compliance with both the Total Debt
            Coverage Ratio and the Senior Debt Coverage Ratio, respectively,  as of such date MINUS $2,000,000.

            c.  Section  2.01 of the  Credit  Agreement  is  hereby  amended  by replacing Section 2.01 in its entirety with the following:

            "SECTION 2.01 REVOLVING LOAN  COMMITMENTS AND REVOLVING  NOTES.  (a)
            Subject  to and upon the  terms  and  conditions  set  forth in this
            Agreement, each of the Lenders severally establishes until April 29,
            2004 (April 29, 2004, is hereinafter  referred to as the "COMMITMENT
            TERMINATION  DATE")  a  revolving  credit  facility  in favor of the
            Company in aggregate  principal at any one time  outstanding  not to exceed the sum set forth  opposite such Lender's name below,  as the same may be reduced from time to time pursuant to the terms hereof:

             SunTrust Bank, as             $15,000,000.00           33 1/3%
             successor by merger to
             SunTrust Bank, South
             Florida, National
             Association

             Heller Financial, Inc.        $15,000,000.00           33 1/3%
             BNP Paribas                   $15,000,000.00           33 1/3%
                        TOTAL:             $45,000,000.00           100.00%

            PROVIDED,  HOWEVER,  that in no event  may the  aggregate  principal amount of all  outstanding  Revolving  Loans and  Swing  Line  Loans outstanding  exceed  at any  time  the  Maximum  Permitted  Revolver
            Outstanding  Amount.  Within the foregoing  limits,  the Company may borrow,  repay  and  reborrow  under  the  terms of this  Agreement;
            PROVIDED,  HOWEVER,  that (A) the aggregate principal amount of each
            Borrowing  shall not be less than  $500,000 and shall be in integral multiples of $100,000, (B) all of the Company's  representations and warranties  are  true  and  correct  on and as of the  date  of each
            Borrowing,  (C) the Company may neither  borrow nor reborrow  should there exist a Default or an Event of Default,  or such would  result from the  Borrowing,  and (D) the  aggregate  outstanding  amount of
            Advances,  after giving effect to each  Borrowing,  shall not exceed the Maximum Permitted Revolver  Outstanding Amount. At no time shall the number of  Borrowings  outstanding  under this Article II exceed seven;  PROVIDED that, for the purpose of determining  the number of
            Borrowings  outstanding,  all  Borrowings  consisting  of Base  Rate
            Advances shall be considered as one Borrowing.  Borrowings under the
            Commitments  shall  be made  through  simultaneous  Advances  by the
            Lenders,  and the amount of each such  Borrowing  shall be  prorated among such Lenders  based on the  percentages  set forth above.  All
            Advances by each Lender  shall be  evidenced  by a single  Revolving
            Note payable to such Lender  substantially  in the form of EXHIBIT A attached  hereto.  Each  Revolving  Note  shall  be  dated as of the
            Closing Date, shall be payable to the order of the respective Lender in a principal  amount equal to the amount set forth  opposite  such
            Lender's  name above,  shall bear  interest as provided  for in this
            Agreement  and shall mature on the  Commitment  Termination  Date or sooner should the principal and accrued interest thereon be declared immediately due and payable as provided for herein.  No Lender shall have any obligation to advance funds in excess of an amount equal to
            the   percentage   set  forth  opposite  such  Lender's  name  above
            multiplied by the Total Commitments.

                           (b) [Intentionally Omitted]

                           (c) [Intentionally Omitted]

                           (d) [Intentionally Omitted]"

            d. Sections  2.04,  2.05,  2.06,  2.07,  2.08 and 2.09 of the Credit
      Agreement are hereby amended by replacing Sections 2.04, 2.05, 2.06, 2.07,
      2.08 and 2.09 in their entirety with the following:

            "SECTION 2.04      [Intentionally Omitted]

            SECTION 2.05       [Intentionally Omitted]

            SECTION 2.06       [Intentionally Omitted]

            SECTION 2.07       [Intentionally Omitted]

            SECTION 2.08       [Intentionally Omitted]

            SECTION 2.09       [Intentionally Omitted]"

            e.  Section  2.11 of the  Credit  Agreement  is  hereby  amended  by replacing Section 2.11(a) in its entirety with the following:

            "(a) If the sum of the (i) aggregate outstanding principal amount of the Revolving Loans, and (ii) aggregate outstanding principal amount of the Swing Line  Loans  exceed at any time the  Maximum  Permitted
            Revolver  Outstanding Amount, as reduced pursuant to SECTION 2.12 or otherwise, the Company shall immediately repay the Swing Line Loans, or  Revolving  Loans  by  an  amount  equal  to  such  excess.  Each prepayment  of Revolving  Loans shall be applied  first to Base Rate
            Advances  to the full extent  thereof  before  application  to LIBOR
            Advances."

            f.  Section  2.16 of the  Credit  Agreement  is  hereby  amended  by replacing subsection 2.16(c) in its entirety with the following:

            "(c) [Intentionally Omitted]"

            g.  Section  2.22 of the  Credit  Agreement  is  hereby  amended  by replacing subsection 2.22(a) in its entirety with the following:

            "(a) The Fees and all payments of  principal  of, or interest on the
            Notes shall be made in immediately available funds free and clear of any defenses, set-offs,  counterclaims or withholdings or deductions for taxes to the Administrative Agent at its principal office in New
            York, New York, for the accounts of the respective Lenders. All such payments  shall be made not later than 1:00 p.m. (New York, New York time) and funds  received  after  that hour  shall be deemed to have been received by the Administrative  Agent on the next Business Day.
            Payments  to the  Administrative  Agent  shall,  as to the  Company, constitute payment to the applicable  Lenders hereunder,  other than
            Swing Line Loans."

            h.  Section  2.23 of the  Credit  Agreement  is  hereby  amended  by replacing Section 2.23 in its entirety with the following:

            "SECTION  2.23  DEFAULT RATE OF INTEREST.  Upon the  occurrence  and during  the  continuance  of an  Event  of  Default,  to the  extent permitted by law, the principal amount of all outstanding  Swingline
            Loans and Revolving  Loans and all other unpaid  amounts,  hereunder shall,  on such  date  and  thereafter,  bear  interest  at the then applicable  interest rate plus an additional  two percent (2.0%) per annum until payment in full, PROVIDED,  THAT, for any LIBOR Advance, at the end of the applicable Interest Period,  interest shall accrue at the Base Rate PLUS the Applicable  Margin PLUS two percent (2.0%)
            per annum.  Interest  accruing pursuant to this SECTION 2.23 will be due and payable upon demand."

            i.  Section  3.02 of the  Credit  Agreement  is  hereby  amended  by replacing Section 3.02 in its entirety with the following:

            "SECTION 3.02 CONDITIONS  PRECEDENT TO EACH ADVANCE.  At the time of the making by the Lenders of each Advance  hereunder  (including the initial  Advances)  (before as well as after  giving  effect to such
            Advances  and  the  proposed  use  of  the  proceeds  thereof),  the following statements shall be true:

                        (a) The  representations  and  warranties  contained  in
            Article IV hereof are true and correct in all  material  respects on and as of the date of such  Borrowing  as  though  made on and as of such date,  except  insofar as such  representations  and warranties speak  only as of a prior date or  reflect  transactions  and events after the Closing Date, as permitted by the Loan Documents;

                        (b) No  Default  or Event  of  Default  exists  or would
            result from such  Borrowing or from the  application of the proceeds therefrom;

                        (d)  Since  the  date of the  most  recent  consolidated
            financial  statements  of the Company  described  in SECTION 4.14 or delivered to the Lenders  pursuant to SECTION  5.02,  nothing  shall have occurred which has had or could  reasonably be expected to have a Materially Adverse Effect;

                        (d) There shall be no action or proceeding instituted or
            pending before any court or other governmental  authority or, to the knowledge of the Company,  threatened (i) which  reasonably could be expected to have a  Materially  Adverse  Effect,  or (ii) seeking to prohibit or restrict  the  ownership  or operation of any portion of the business or assets of the Company or any of its Subsidiaries, or to compel the  Company or any of its  Subsidiaries  to dispose of or hold separate all or any portion of its businesses or assets,  where such portion or portions of such business(es) or assets, as the case may be,  constitute a material  portion of the total  businesses  or assets of the Company or its Subsidiaries;

                        (e)  The  Advances  to be made  and the use of  proceeds
            thereof shall not  contravene,  violate or conflict with, or involve the  Administrative  Agent or any  Lender  in a  violation  of,  any
            Applicable Law;

                        (f) each  Notice of  Borrowing  given by the  Company in
            accordance  with SECTION  2.02(a)  hereof and the  acceptance by the
            Company  of  the  proceeds  of  any  Borrowing  shall  constitute  a representation  and warranty by the Company,  made as of the time of the  making  of such  Borrowing  that the  conditions  specified  in
            SECTION  3.02(a) have been fulfilled as of such time unless a notice to the contrary  specifically  captioned  "Disclosure  Statement" is received by each of the Lenders from the Company  prior to 5:00 p.m.
            (New York, New York time) on the Business Day immediately  preceding the date of the making of such  Borrowing.  To the  extent  that the
            Required  Lenders  agree to make such  Borrowing  after receipt of a
            Disclosure Statement in accordance with the preceding sentence,  the representations  and warranties  pursuant to the preceding  sentence will be deemed made as modified by the  contents of such  Disclosure
            Statement and repeated, as so modified, as at the time of the making of such Borrowing. Any such modification shall be effective only for the  occasion on which the Lenders  elect to make an Advance on such
            Borrowing,  and unless  expressly  agreed by the Required Lenders in writing to the contrary in accordance with SECTION 10.02,  shall not be deemed a waiver or modification of any condition to the making of any future Borrowing."

            j.  Section  3.03 of the  Credit  Agreement  is  hereby  amended  by replacing Section 3.03 in its entirety with the following:

            "SECTION  3.03  EFFECT  OF  AMENDMENT  AND  RESTATEMENT.   Upon  the
            effectiveness  of this Agreement  pursuant to Section 3.01, from and after the Closing Date: (a) the terms and conditions of the Original
            Credit  Agreement  shall be amended as set forth  herein  and, as so amended,  shall be restated in their entirety, but only with respect to the rights, duties and obligations among Company, the Lenders and the  Administrative  Agent accruing from and after the Closing Date;
            (b) the New Lenders shall be deemed to have become Lenders hereunder and under all other Loan  Documents,  and the  Lenders  party to the
            Original Credit  Agreement (the "Original  Lenders") shall be deemed to have  assigned,  and the New  Lenders  shall  be  deemed  to have accepted  assignment  of, a portion of the  "Loans" and a portion of the  "Swing  Line  Loans"  outstanding  under  the  Original  Credit
            Agreement such that after giving effect thereto, all "Loans" and all participations in "Swing Line Loans"  outstanding under the Original
            Credit  Agreement and now outstanding  under this Agreement are held by the Lenders in amounts  equal to the  Lenders' Pro Rata Shares of the respective Commitments,  (c) this Agreement shall not in any way release or impair the rights,  duties,  Obligations or Liens created pursuant to the Original Credit Agreement or any other Loan Document
            (as defined therein) or affect the relative  priorities  thereof, in each case to the  extent in force and  effect  thereunder  as of the
            Closing  Date  and  except  as  modified  hereby  or  by  documents, instruments  and  agreements  executed and  delivered in  connection herewith, and all of such rights, duties,  Obligations and Liens are assumed,  ratified and affirmed by Company;  (d) all indemnification obligations of the Company under the Original  Credit  Agreement and any other Loan  Documents  (as defined  therein)  shall  survive the execution and delivery of this  Agreement and shall continue in full force and effect for the benefit of the Original Lenders, the Agent, and any other Person indemnified under the Original Credit Agreement or any other Loan Document (as defined therein) at any time prior to the Closing Date,  (e) the  Obligations  incurred under the Original
            Credit  Agreement  shall,  to the extent  outstanding on the Closing
            Date,  continue  outstanding  under this  Agreement and shall not be deemed to be paid,  released,  discharged or otherwise  satisfied by the  execution  of this  Agreement,  and this  Agreement  shall  not
            constitute  a   refinancing,   substitution   or  novation  of  such
            Obligations  or any of the other rights,  duties and  obligations of the parties hereunder; (f) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right,  power or remedy of the Original  Lenders or the Agent (as defined therein)
            under the Original Credit Agreement,  nor constitute a waiver of any
            covenant,   agreement  or  obligation   under  the  Original  Credit
            Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby;  (g)
            any and all references to the Original Credit  Agreement in each and every  Collateral  Document  and all  other  Loan  Documents  shall, without further action of the parties,  be deemed a reference to the
            Original  Credit   Agreement,   as  amended  and  restated  by  this
            Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time."

            k.  Section  4.24 of the  Credit  Agreement  is  hereby  amended  by replacing Section 4.24 in its entirety with the following:

            "SECTION 4.24 SUBORDINATED DEBT. As of the Closing Date, the Company
            has  delivered  to the  Administrative  Agent a complete and correct copy of the Senior  Subordinated  Note  Purchase  Agreement  and the
            Subordinated Notes (including all schedules,  exhibits,  amendments,

            supplements,  modifications,  assignments  and all  other  documents delivered pursuant thereto or in connection therewith).  The Company has the  corporate  power and  authority  to incur the  Indebtedness evidenced by the Subordinated  Notes. The  subordination  provisions contained in the Senior  Subordinated  Note  Purchase  Agreement are
            enforceable  against  the  holders  of  the  Subordinated  Notes  by
            Administrative  Agent and Lenders.  All  Obligations,  including the
            Obligations   to  pay  principal  of  and  interest  on  the  Loans,
            constitute  senior  Indebtedness  entitled  to the  benefits  of the subordination  provisions  contained in the Senior Subordinated Note
            Purchase  Agreement.  The principal of and interest on the Notes and all other  Obligations will constitute  "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. The Company  acknowledges that the Administrative Agent and each Lender are entering into this
            Agreement  in  reliance  upon the  subordination  provisions  of the
            Subordinated Notes and this SECTION 4.24."

            l.  Section  5.03 of the  Credit  Agreement  is  hereby  amended  by
            replacing   subsection   5.03(a)(iii)   in  its  entirety  with  the
            following:

            "(iii) as soon as  available  and in any event  within 30 days after the end of each month, (A) the consolidated balance sheet, cash flow and related  statements  of income of the  Company,  which shall (w)
            include the amount of Capital  Expenditures  for such month,  with a
            breakdown  by  type,   (x)  set  forth  in   comparative   form  the
            corresponding  figures for such month from the projections  supplied to the Lenders by the Company pursuant to Section  5.03(a)(iv),  (y)
            set forth in  comparative  form the  corresponding  figures  for the
            Fiscal Year to date from the projections  supplied to the Lenders by the  Company  pursuant  to Section  5.03(a)(iv)  and (z) set forth a management  discussion and analysis as to the  differences,  if any, between  the  consolidated  balance  sheet,  cash  flow and  related statements of income and such projections supplied to the Lenders by the Company pursuant to Section  5.03(a)(iv),  together with (B) the total  number of  accounts  lost  during the four  preceding  Fiscal
            Quarters,  broken  out on a  monthly  basis  and into the  following
            categories:  "Company  Initiated",   "Customer  Bankruptcies",   and
            Customer  Initiated",   (C)  a  comparison  of  the  actual  savings
            resulting  from the Company's  cost savings plan as described in the
            Budget versus the projected  savings  identified in the Budget,  and
            (D)  a  report  detailing  driver  turnover  and  route  completion, substantially in the form of Schedule 5.03 attached hereto; and"

            m.  Section  6.15 of the  Credit  Agreement  is  hereby  amended  by replacing Section 6.15 in its entirety with the following:

            "SECTION 6.15 CAPITAL EXPENDITURES. The Company shall not, and shall not permit any of its  Subsidiaries  to, make  Capital  Expenditures during  any Fiscal  Quarter in excess of the amount  listed for such
            Fiscal Quarter on ANNEX A attached hereto."

            n.  Section  7.01 of the  Credit  Agreement  is  hereby  amended  by replacing such Section 7.01 in its entirety with the following:

            "SECTION  7.01 SENIOR DEBT  COVERAGE  RATIO.  The Company  shall not permit the Senior  Debt  Coverage  Ratio at any time during a period specified  below to be greater  than (i) 2.50 to 1.00 for the period beginning October 1, 2002 through and including March 31, 2003; (ii)
            2.25 to 1.00 for the  period  beginning  April 1, 2003  through  and including  September  30,  2003;  (iii)  2.00 to 1.00 for the period beginning  October 1, 2003 through and including  December 31, 2003, and (iv) 1.75 to 1.00 for the period  beginning  January 1, 2004 and thereafter."

            o.  Section  7.02 of the  Credit  Agreement  is  hereby  amended  by replacing Section 7.02 in its entirety with the following:

            "SECTION  7.02 TOTAL DEBT  COVERAGE  RATIO.  The  Company  shall not permit the Total  Debt  Coverage  Ratio at any time  during a period specified  below to be greater  than (i) 4.50 to 1.00 for the period beginning October 1, 2002 through and including March 31, 2003; (ii)
            4.00 to 1.00 for the  period  beginning  April 1, 2003  through  and including  September  30,  2003;  (iii)  3.75 to 1.00 for the period beginning  October 1, 2003 through and including  December 31, 2003,
            (iv)  3.50 to 1.00 for the  period  beginning  January  1,  2004 and thereafter."

            p.  Section  7.03 of the  Credit  Agreement  is  hereby  amended  by replacing such Section 7.03 in its entirety with the following:

            "SECTION  7.03 DEBT SERVICE  COVERAGE  RATIO.  The Company shall not permit  the Debt  Service  Coverage  Ratio as of the last day of any
            Fiscal  Quarter of the  Company to be less than (i) 1.20 to 1.00 for the period beginning October 1, 2002 through and including  December
            31, 2002; (ii) 1.25 to 1.00 for the period beginning January 1, 2003 through and including March 31, 2003; and (iii) 1.30 to 1.00 for the period beginning April 1, 2003 and thereafter."

            q.  Section  7.04 of the  Credit  Agreement  is  hereby  amended  by replacing Section 7.04 in its entirety with the following:

            "SECTION  7.04 MINIMUM  EBITDA.  The Company  shall  maintain at all times, calculated as of the last day of each Fiscal Quarter, Minimum
            EBITDA for the four preceding Fiscal Quarters ending on the last day of such  Fiscal  Quarter  of not less than (i)  $17,000,000  for the
            Fiscal  Quarter  ending March 31,  2003;  (ii)  $18,500,000  for the

            Fiscal  Quarter  ending June 30,  2003;  (iii)  $20,500,000  for the
            Fiscal Quarter ending  September 30, 2003; (iv)  $23,500,000 for the
            Fiscal Quarter ending December 31, 2003; and (v) $25,500,000 for the
            Fiscal  Quarter  ending  March 31,  2004 and  thereafter;  PROVIDED,
            HOWEVER, EBITDA for the Fiscal Quarter ended June 30, 2002, shall be increased  by  adding  the costs and  charges  taken by the  Company during such quarter in  connection  with the  write-down  of certain assets, an increase in the reserve for accounts receivable and costs associated  with various  personnel  and  consulting  actions in the amount of $4,904,000."

            r. Article VII of the Credit  Agreement is hereby  amended by adding the following new Section 7.05:

            "SECTION  7.05 FIXED CHARGE  COVERAGE  RATIO.  As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending March
            31, 2003, the Fixed Charge Coverage Ratio shall be not less than (i)
            0.75 to 1.00 for the Fiscal Quarter ending March 31, 2003; (ii) 0.83 to 1.00 for the Fiscal Quarter  ending June 30, 2003;  (iii) 1.05 to
            1.00 for the Fiscal Quarter ending  September 30, 2003; (iv) 1.20 to
            1.00 for the Fiscal Quarter  ending  December 31, 2003; and (v) 1.30
            to  1.00  for  the  Fiscal   Quarter   ending  March  31,  2004  and
            thereafter."

            s. Article VII of the Credit  Agreement is hereby  amended by adding the following new Section 7.06:

            "SECTION 7.06 MINIMUM QUARTERLY  EBITDA.  The Company shall maintain at all times,  calculated as of the last day of each Fiscal Quarter,
            Minimum EBITDA for the three  preceding  fiscal months ending on the last day of such Fiscal  Quarter of not less than (i) $4,850,000 for the Fiscal  Quarter ending March 31, 2003;  (ii)  $5,850,000 for the
            Fiscal Quarter ending June 30, 2003; (iii) $5,600,000 for the Fiscal
            Quarter ending  September 30, 2003;  (iv)  $6,250,000 for the Fiscal
            Quarter ending  December 31, 2003; and (v) $6,450,000 for the Fiscal
            Quarter ending March 31, 2004 and thereafter."

            t.  Section  9.01 of the  Credit  Agreement  is  hereby  amended  by replacing subsection 9.01(b) in its entirety with the following:

            "(b) [Intentionally Omitted]"

            u. ANNEX A to the Credit  Agreement  is hereby  amended by replacing
      ANNEX A in its entirety with the ANNEX A attached hereto.

            v. The Credit  Agreement is hereby amended by adding a new EXHIBIT L in the form of EXHIBIT L attached hereto.

2.          WAIVER.

            The Company has  informed the  Administrative  Agent and the Lenders that as of December 31, 2002, the Company failed to comply with the requirements under Section 7.04 of the Credit Agreement (Minimum EBITDA).  The Lenders hereby waive the Event of  Default  that has  arisen as a result of the  failure of the
Company to comply with Section 7.04 as of the Fiscal Quarter ending December 31,
2002.  This waiver is limited solely to the matter stated above and shall not be deemed to waive or amend any other  provision of the Credit  Agreement and shall not serve as a waiver or amendment of any other matter  prohibited  by the terms of the Credit Agreement.

3.          CONSENT.

            The Lenders  consent to and approve  Amendment  No. 10 to the Senior
Subordinated Note Purchase Agreement  ("AMENDMENT NO. 10"), dated as of February
7, 2003, by and among the Company and each of the investors signatory thereto.

4.          CONDITIONS  PRECEDENT.  This Amendment  shall become  effective upon satisfaction of the following conditions:

            a. The  Administrative  Agent shall have received all fees and other amounts due and payable on or prior to the date hereof,  including reimbursement or payment of all out of pocket expenses (including reasonable fees, charges and disbursements  of King &  Spalding  LLP,  counsel to the  Administrative  Agent)
required to be reimbursed or paid by the Company hereunder, under any other Loan
Document and under any other agreement with the Administrative Agent.

            b. The  Administrative  Agent shall have received executed originals of this Amendment from the Company and the Required Lenders, each dated the date hereof, in form and substance satisfactory to the Administrative Agent.

            c. The Administrative  Agent shall have received an executed copy of
Amendment No. 10, in form and substance satisfactory to the Administrative Agent and the Lenders.

            d. The Administrative Agent, for its account and the account of each
Lender,  shall have  received an amendment fee equal to 67.5 basis points on the
Total Commitments, to be distributed to the Lenders on a pro rata basis.

            e. The Administrative Agent shall have received such other documents as any Lender may reasonably request.

5.          OTHER AGREEMENTS.

            a. The Company hereby affirms that each of the  representations  and warranties  of the Company  contained in the Credit  Agreement  and in any other
Loan Documents  (except to the extent that any such  representation  or warranty expressly relates solely to an earlier date and for changes therein permitted or contemplated by the Credit Agreement) is correct in all material respects on and as of the date hereof and after giving  effect to this  Amendment.  In addition, with respect to this  Amendment,  the Company  warrants and represents  that the execution,  delivery and  performance  by the Company of this  Amendment (i) are within the  Company's  corporate  power;  (ii) have been duly  authorized by all necessary or proper  corporate  action;  (iii) are not in  contravention  of any provision of the Company's certificate of incorporation or bylaws; (iv) will not violate  any law or  regulation,  or any  order or  decree  of any  Governmental
Authority; (v) will not conflict with or result in the breach or termination of, constitute  a default  under or  accelerate  any  performance  required  by, any indenture,  mortgage,  deed of trust,  lease,  agreement or other  instrument to which the Company is a party or by which the  Company or any of its  property is bound;  (vi) will not result in the creation or  imposition of any Lien upon any of the property of the Company  other than those in favor of the  Administrative
Agent for the benefit of the Lenders,  all pursuant to the Loan  Documents;  and
(vii) do not require the consent or approval of any Governmental Authority.  The
Company  further  represents  and  warrants  that this  Amendment  has been duly executed  and  delivered  for the  benefit  of or on behalf of the  Company  and constitutes a legal,  valid and binding  obligation of the Company,  enforceable against the Company in accordance with its terms.

            b. Except as expressly  waived or amended  hereby,  all terms of the
Credit  Agreement and the other Loan Documents shall be and remain in full force and effect  and shall  constitute  the legal,  valid,  binding  and  enforceable obligations of the Company to the Administrative  Agent and the Lenders.  To the
extent any terms and conditions in any other Loan Documents shall  contradict or be in  conflict  with any terms or  conditions  of the Credit  Agreement,  after giving effect to this  Amendment,  such terms and  conditions  are hereby deemed modified  and amended  accordingly  to reflect the terms and  conditions  of the
Credit  Agreement as modified and amended hereby.  The Company  acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact,  require strict  compliance  with the terms and  provisions of the Credit  Agreement,  as amended by this Amendment.

            c. The Company  hereby  restates,  ratifies and  reaffirms  each and every term and  condition and every  covenant set forth in the Credit  Agreement and the other Loan  Documents,  effective as of the date hereof,  and represents that, after giving effect to this Amendment and the waiver contained  herein, no
Default  or Event of  Default  has  occurred  and is  continuing  as of the date hereof.

            d. The Company agrees to pay on demand all costs and expenses of the
Administrative Agent in connection with the preparation, execution, delivery and enforcement of this Amendment,  the closing hereof,  and any other  transactions contemplated  hereby,  including  the fees  and  out-of-pocket  expenses  of the
Administrative Agent's counsel.

            e. This  Amendment  may be executed  in any number of  counterparts, each of which  shall be deemed an  original  and all of which,  taken  together, shall constitute one and the same instrument.

            f.  Company  hereby  reaffirms  its  covenant in Section 5.06 of the
Credit Agreement to permit the  Administrative  Agent, any Lender, or any person designated by the Administrative Agent or any Lender to visit and inspect any of its or its Subsidiaries'  properties and to deliver to the Administrative  Agent and the  Lenders any audits of the  Company's  properties,  corporate  books and financial  records,  in form and substance  satisfactory  to the  Administrative
Agent and the Lenders; PROVIDED,  FURTHER, that should a third party be retained for any or all  inspections or field audits,  such third party shall be selected by the Administrative  Agent in its sole discretion,  and  Administrative  Agent shall  not  be  bound  by  any  previous  agreements  or  understandings  to use
particular  appraisers  or  inspectors.  In  addition,   Company  reaffirms  its
obligation to pay all reasonable  fees and expenses  relating to any inspections or field audits conducted by the Administrative Agent, any Lender or third party auditors.

            g. The Company hereby releases, acquits, and forever discharges each of the Lenders, the Administrative  Agent, the Swing Line Lender and the Issuing
Bank, and each and every past and present  subsidiary,  affiliate,  stockholder, officer, director, agent, servant, employee, representative, and attorney of the
Lenders,  the Administrative  Agent, the Swing Line Lender and the Issuing Bank,
from any and all claims,  causes of action,  suits, debts,  liens,  obligations, liabilities,  demands, losses, costs and expenses (including attorneys' fees) of
any  kind,  character,  or  nature  whatsoever,   known  or  unknown,  fixed  or
contingent,  which  Company may have or claim to have now or which may hereafter arise out of or connected  with any act of commission or omission of any Lender, the  Administrative  Agent,  Swing Line Lender or the Issuing Bank,  existing or occurring  prior to the date of this Amendment or any instrument  executed prior to the date of this Amendment.

            h. THIS AMENDMENT  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH,  THE INTERNAL  LAWS (AND NOT THE LAWS OF  CONFLICTS),  OF THE STATE OF NEW
YORK AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            i. This Amendment  shall be binding upon and inure to the benefit of the parties  hereto,  their  respective  successors,  successors-in-titles,  and assigns.

            j. This Amendment sets forth the entire understanding of the parties with  respect to the matters set forth  herein,  and shall  supersede  any prior negotiations or agreements, whether written or oral, with respect thereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly  executed  under  seal  by  their  respective  officers  thereunto  duly authorized, as of the date first above written.

                                   NUCO2 INC.,
                                   A FLORIDA CORPORATION

                                   By: /s/ Robert R. Galvin
                                       -----------------------------------
                                       Name: Robert R. Galvin
                                       Title: Chief Financial Officer

                                   SUNTRUST BANK
                                   INDIVIDUALLY AND AS ADMINISTRATIVE AGENT

                                   By: /s/ Karen C. Copeland
                                       -----------------------------------
                                       Name: Karen C. Copeland
                                       Title: Vice President

                                   HELLER FINANCIAL, INC.
                                   INDIVIDUALLY AND AS SYNDICATION AGENT

                                   By: /s/ Luis Acosta
                                       -----------------------------------
                                       Name: Luis Acosta
                                       Title: Senior Vice President

                                   BNP PARIBAS,
                                   INDIVIDUALLY AND AS DOCUMENTATION AGENT

                                   By: /s/ Ross A. Catlin
                                       -----------------------------------
                                       Name: Ross A. Catlin
                                       Title:  Director

                                   By: /s/ Richard Cushing
                                       -----------------------------------
                                       Name: Richard Cushing
                                       Title: Director